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                                                                     Exhibit 3.1

                          ORIGINAL RESEARCH CORPORATION

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                 Original Research Corporation, a Maryland corporation, having its principal office at 1901 Pennsylvania Avenue, N.W., Suite 402, Washington, D.C. 20006 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation desires to amend and restate its Charter.

                  SECOND: The Amended and Restated Charter of the Corporation set forth in item SIXTH herein has been advised by the Board of Directors and approved by the stockholders of the Corporation.

                  THIRD: Immediately prior to the filing of these Articles of Amendment and Restatement, the total number of shares of the authorized capital stock of the Corporation, the par value per share, and the aggregate par value of the Corporation's capital stock are as follows:

                 Number             Par Value                 Aggregate
CLASS OF STOCK   OF SHARES          PER SHARE                 PAR VALUE
--------------   ---------          ---------                 ---------
Common Stock     1,000,000          $0.0001                   $100

                  FOURTH: The total number of shares of the authorized capital stock of the Corporation, the par value per share and the aggregate par value of the Corporation's capital stock, as amended, are as follows:

                 Number             Par Value                 Aggregate
CLASS OF STOCK   OF SHARES          PER SHARE                 PAR VALUE
--------------   ----------         ---------                 ----------
Common Stock     20,000,000         $0.01                     $200,000

                  FIFTH: The shares of capital stock of the Corporation are not, as of the date of the filing of these Articles of Amendment and Restatement, divided into classes. A


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description of the Common Stock of the Corporation, as amended, is set forth in
Article Sixth of the Amended and Restated Charter of the Corporation.

                  SIXTH: The Charter of the Corporation is hereby amended by deleting therefrom, in their entirety, Articles FOURTH through SEVENTH, and by substituting in lieu thereof new Articles Fourth through Seventh; by amending the second sentence of Article EIGHTH to read, in its entirety: "The number of directors of the Corporation may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force."; and by adding new Article NINTH. The Amended and Restated Charter of the Corporation, in its entirety, is as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          ORIGINAL RESEARCH CORPORATION

                             A Maryland Corporation

                  FIRST: Eileen R. Ferrara, whose post office address is 1220 19th Street, N.W., Suite 400, Washington, D.C. 20036, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

                  SECOND: The name of the Corporation is:

                          ORIGINAL RESEARCH CORPORATION

                  THIRD: The period of its duration shall be perpetual.

                  FOURTH: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

                  (1) To provide marketing consulting services for individuals, firms, partnerships, corporations, associations and other forms of business entity, including in particular, automobile dealerships.


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                  (2) To conduct public opinion surveys, and to collect and
report data compiled as a result of such surveys.

                  (3) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

                  The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporations and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

                  FIFTH: The present address of the principal office of the Corporation in this State is The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202.

                  SIXTH: The name and address of the resident agent of the Corporation in this State are The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                  SEVENTH: (1) The total number of shares of stock of all classes which the Corporation has authority to issue is 20,000,000 shares of capital stock (par value $0.01 per share), amounting in aggregate par value to $200,000. All of such shares are initially classified as "Common Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

                  (2) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation.

                  (a) Each share of Common Stock shall have one vote, and, except as otherwise provided in



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         respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                  (b) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

                  (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

                  (3) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                  (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors


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         in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

                  (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                  (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                  (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                  (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                  (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding


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         up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                  (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

                  (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

                  (4) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                  (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                  (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or


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         liquidation prices, without preference or priority over the holders of such other class or series; and

                  (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                  EIGHTH: The number of directors constituting the initial Board of Directors is one, and the name and address of the person who is to serve as initial director is:

                  NAME                              ADDRESS
                 -----                             ----------

           J. Schuyler Alland                  101 Sixth Street, N.E.
                                               Washington, D.C.  20002

The number of directors of the Corporation may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

                  NINTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

                  (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                  (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or


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type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                  (3) The Board of Directors shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

                  (4) A contract or other transaction between the Corporation and any of its directors or between the Corporation and any other Corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the director at the meeting of the Board of Directors which authorizes, approves, or ratifies the contract or transaction; or the counting of the vote of the director for the authorization, approval, or ratification of the contract or transaction. This Section applies if:

                  (a) the fact of the common directorship or interest is disclosed or known to: the Board of Directors and the Board authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or the stockholders entitled to vote, and the contract


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         or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or Corporation, firm, or other entity; or

                  (b) the contract or transaction is fair and reasonable to the Corporation.

                  Common or interested directors or the stock owned by them or by an interested Corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved, or ratified in one of the ways provided for in clause (a) of the second sentence of this Section, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. The procedures in this Section do not apply to the fixing by the Board of Directors of reasonable compensation for a director, whether as a director or in any other capacity.

                  (5) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to the same extent it shall indemnify its directors and to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                  (6) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise; but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.


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                  The enumeration and definition of particular powers of the
Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                  IN WITNESS WHEREOF, I have signed these Articles of Incorporation on May 3, 1984, acknowledging. them to be my act.

Witness:

                                                     /s/ EILEEN R. FERRARA
                                                     ---------------------------
                                                     Eileen R. Ferrara

                  IN WITNESS WHEREOF, Original Research Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on October 15, 1986.

Witness:                                          ORIGINAL RESEARCH CORPORATION

/s/ JOHN C. HILGENBERG                              BY: /s/ J. SCHUYLER ALLAND
John C. Hilgenberg                                      J. Schuyler Alland
Secretary                                               President

                  THE UNDERSIGNED, President of Original Research Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his


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knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                     /s/ J. SCHUYLER ALLAND
                                                     --------------------------
                                                     J. Schuyler Alland
                                                     President

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